EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2011 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2011 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

Date: November 14, 2011	THE CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer